UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                SCHEDULE 14A
              Proxy Statement Pursuant to Section 14(a) of the
                      Securities Exchange Act of 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:
[   ] Preliminary Proxy Statement
[   ] Confidential, for Use of the Commission Only (as permitted by Rule
      14a-6(e)(2))
[X]   Definitive Proxy Statement
[   ] Definitive Additional Materials
[   ] Soliciting Material Pursuant to Section 240.14a-12


                             NASHUA CORPORATION
  ------------------------------------------------------------------------
              (Name of Registrant as Specified In Its Charter)


  ------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     1)  Title of each class of securities to which transaction applies:
     2)  Aggregate number of securities to which transaction applies:
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     4)  Proposed maximum aggregate value of transaction:
     5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1)  Amount Previously Paid:
     2)  Form, Schedule or Registration Statement No.:
     3)  Filing Party:
     4)  Date Filed:




                             NASHUA CORPORATION

                             44 FRANKLIN STREET
                        NASHUA, NEW HAMPSHIRE 03064


                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD APRIL 25, 2000


      Notice is hereby given that the Annual Meeting of Stockholders of Nashua Corporation will be held at the Crowne Plaza, 2 Somerset Parkway, Nashua, New Hampshire, on April 25, 2000 at 10:00 a.m., for the following purposes:

      1. To elect a Board of Directors for the ensuing year.

      2. To consider and take action upon a proposal made by a stockholder to request the Board of Directors to redeem the Preferred Stock Purchase Rights issued in July of 1996 unless said issuance is approved by the affirmative vote of a majority of the outstanding shares at a meeting of the shareholders held as soon as practical.

      3. To ratify the appointment of Ernst & Young LLP as independent accountants for the year 2000.

      4. To act upon any other business as may properly be brought before the meeting or any adjournment thereof.

      The Board of Directors has fixed the close of business on March 14, 2000, as the record date for determining the stockholders having the right to notice of and to vote at the meeting.


                                   By order of the Board of Directors,

                                   PETER C. ANASTOS
                                   Vice President, General Counsel and
                                   Secretary


Nashua, New Hampshire
March 20, 2000


                           YOUR VOTE IS IMPORTANT

      WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE,
               SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD.




                              PROXY STATEMENT

                             TABLE OF CONTENTS

                                                                        PAGE
                                                                        ----
VOTING SECURITIES                                                        1

ELECTION OF DIRECTORS

   Nominees for Election as Directors                                    2
   Meetings and Committees of the Board of Directors                     3
   Compensation of Directors                                             4

STOCK OWNERSHIP

   Security Ownership of Certain Beneficial Owners                       4
   Security Ownership of Management                                      6
   Section 16(a) Beneficial Ownership Reporting Compliance               8

EXECUTIVE COMPENSATION

   Summary Compensation Table                                            8
   Stock Options                                                        10
   Pension Plan - Estimated Pension Benefits                            11
   Severance Agreements                                                 12
   Leadership and Compensation Committee Report on Executive
     Compensation                                                       12

STOCK PERFORMANCE GRAPH                                                 14

STOCKHOLDER PROPOSAL TO REDEEM THE 1996 SHAREHOLDER RIGHTS PLAN         15

RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS                    16

SUBMISSION OF STOCKHOLDER PROPOSALS - 2001 ANNUAL MEETING               16

PARTICIPANTS IN THE SOLICITATION                                        17

DISSIDENT SHAREHOLDER SOLICITATION                                      17

SOLICITATION OF PROXIES                                                 17

OTHER MATTERS                                                           18




                             NASHUA CORPORATION

                              PROXY STATEMENT


      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Nashua Corporation ("Nashua" or the "Company"), a Delaware corporation, whose principal executive offices are located at 44 Franklin Street, Nashua, New Hampshire 03064, for use at the Annual Meeting of Stockholders of Nashua to be held on April 25, 2000, and at any adjournment thereof. Each proxy executed and returned by a stockholder may be revoked by delivering written notice of such revocation to the Secretary of Nashua or by executing and delivering to the Secretary of Nashua a proxy bearing a later date at any time at or before the annual meeting except as to any matters upon which, prior to such revocation, a vote shall have been cast pursuant to the authorization conferred by such proxy. This proxy statement is being mailed to stockholders on or about March 20, 2000.


                             VOTING SECURITIES

      The only outstanding class of voting securities of Nashua is its common stock, each share of which entitles the holder thereof to one vote. Only stockholders of record at the close of business on March 14, 2000 are entitled to vote at the annual meeting and at any adjournment thereof. As of the close of business on such date, there were 5,860,949 shares of its common stock outstanding (excluding 1,023,818 shares held in Nashua's treasury). The holders of a majority of the issued and outstanding stock entitled to vote, present in person or by proxy, will constitute a quorum for the transaction of business at the annual meeting. Abstentions and broker non-votes are treated in the same manner as shares present or represented at the annual meeting for purposes of determining the existence of a quorum.

      Under Nashua's bylaws, the affirmative vote of the holders of a majority of the shares of Nashua's common stock entitled to vote held by stockholders present at the annual meeting in person or by proxy is required to approve all matters to be acted upon at the annual meeting. The proxy holders will vote all proxies in accordance with the instructions contained in the proxy card and, if no choice is specified, the proxy holders will vote in favor of the proposal to elect directors, abstain from voting with respect to the stockholder proposal, will vote in favor of the ratification of the engagement of Ernst & Young LLP as the Company's independent accountants and use their discretion with respect to any other business properly brought before the annual meeting. The total number of votes cast "for" a proposal will determine whether a proposal is adopted.

      Abstentions are counted in determining the number of votes cast and while not counted as votes "for" or "against" a proposal, abstentions have the same effect as votes against a proposal. Broker non-votes are not counted for any purpose in determining whether a proposal has been approved. A broker non-vote occurs when a registered broker holding a customer's shares in the name of the broker has not received voting instructions on a matter from the customer and is barred by stock exchange rules from exercising discretionary authority to vote on the matter. Under rules of the New York Stock Exchange, brokers who hold shares in street name for customers are prohibited from giving a proxy to vote such shares without specific instructions from such customers for "non-discretionary" or "non-routine" proposals. The shareholder proposal is considered a "non-discretionary" matter under the rules of the New York Stock Exchange. Accordingly, broker non-votes will be excluded and considered not cast for purposes of determining whether the proposal has been approved.

                     NOMINEES FOR ELECTION AS DIRECTORS

      Pursuant to the bylaws of Nashua, the Board of Directors has fixed at seven the number of directors to be elected at the annual meeting. Nashua's directors are elected annually by the stockholders and hold office until successors are elected and qualified or until death, resignation or removal. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled until the next annual meeting of stockholders by the majority of directors then in office.

      Each proxy executed and returned by a stockholder will be voted for the election of the nominees for directors listed below, unless authority to do so is withheld. If, however, any nominee becomes unavailable (which is not now anticipated), the persons named as proxies may, in their discretion, vote for another nominee. All of the nominees for directors are now directors of Nashua. Background information about the Board's nominees for election is set forth below.

                         Director
       Name         Age    Since           Business Experience
       ----         ---  --------          -------------------
Sheldon A. Buckler  68   1994    Dr. Buckler has been Chairman of the Board
                                 of Lord Corporation (technology based
                                 manufacturing company) since January 1,
                                 2000. He also has been Chairman of the
                                 Board of the Massachusetts Eye and Ear
                                 Infirmary (a Harvard Medical School
                                 teaching hospital) since December 1996.
                                 Dr. Buckler was Chairman of the Board of Commonwealth Energy System (a supplier of energy products) from May 1995 through 1999. Dr. Buckler is a Director of Parlex
                                 Corporation and NSTAR Corporation.

Gerald G. Garbacz   63   1996    Mr. Garbacz has been Chairman of the Board
                                 of Nashua Corporation since June 14, 1996 and President and Chief Executive Officer since January 2, 1996. From 1994 through
                                 1995, Mr. Garbacz was a private investor.
                                 He was Chairman and Chief Executive
                                 Officer of Baker & Taylor Inc.
                                 (information distribution) from 1992 to
                                 1994. Mr. Garbacz is a Director of
                                 Hollingsworth & Vose Company.

Charles S. Hoppin   68   1979    Mr. Hoppin has been Senior Counsel to the
                                 law firm of Davis Polk & Wardwell since
                                 January 1999. He was a partner of Davis
                                 Polk & Wardwell from prior to 1995 through December 1998.

John M. Kucharski   64   1988    On February 1, 1999, Mr. Kucharski retired
                                 as Chairman of the Board of EG&G, Inc.
                                 (technical and scientific products and
                                 services), a position which he had held
                                 from 1988. He was Chief Executive Officer of EG&G, Inc. from 1987 through 1998 and President from 1986 until February 1998.
                                 Mr. Kucharski is a Director of New England
                                 Electric System and State Street Boston
                                 Corporation.

David C. Miller,    57   1996    Mr. Miller has been President and Chief
Jr.                              Executive Officer of ParEx, Inc.
                                 (privately held investment company) since
                                 December 1994. From 1994 through 1995, Mr.
                                 Miller also served as President of Kennedy
                                 International Consulting, Inc. He is also
                                 Chairman and President, Special Operations
                                 Fund, and a Director of Georgetown
                                 University's Institute for the Study of
                                 Diplomacy.

Peter J. Murphy     51   1997    Mr. Murphy has been Chief Executive
                                 Officer of Parlex Corporation (electrical components) since July 1997, President since July 1995 and a Director since March
                                 1994. He was Chief Operating Officer and
                                 Executive Vice President of Parlex
                                 Corporation from May 1994 to July 1995.
                                 Prior to his employment with Parlex
                                 Corporation, Mr. Murphy was President of
                                 Teledyne Electro-Mechanisms, a
                                 manufacturer of flexible circuits.

James F. Orr III    57   1989    Mr. Orr retired as Chairman, Chief
                                 Executive Officer and President of UNUM
                                 Corporation (insurance) in November 1999.
                                 He had been Chairman since February 1988, and Chief Executive Officer and President since September 1987.


      THE BOARD RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR NAMED ABOVE.


             MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

      During 1999, the Board of Directors held six regular meetings and four special meetings. Each of the directors attended at least 75% of the aggregate of (1) the total number of meetings of the Board of Directors held while he was a director and (2) the total number of meetings held by all committees of the Board on which he served.

      Dr. Buckler, as Lead Director, acts as Chairman in the Chairman's absence, chairs the Governance Committee and spearheads all activities related to Chief Executive Officer performance and succession.

      The committees of the Board of Directors are the Audit/Finance and Investment Committee, the Leadership and Compensation Committee and the Governance Committee.

      The Audit/Finance and Investment Committee is charged to take measures to protect the assets of the Company. In doing so, the committee supervises the soundness of the Company's financial records and reporting and its relationship with its independent accountants and provides the Board, the independent accountants and the internal auditors with direct, non-management access to each other on a regular basis. The Audit/Finance and Investment Committee is also charged with responsibility for supervising policies and decisions relating to financing and major cash management, pension fund and capital investment decisions. The Audit/Finance and Investment Committee held three meetings in 1999. The members of the Audit/Finance and Investment Committee are Messrs. Buckler, Hoppin, Kucharski (Chairman) and Murphy.

      The Leadership and Compensation Committee is charged with the responsibility of screening candidates for the chief executive officer position, developing performance evaluation criteria, reviewing the caliber of and succession to key management positions and deciding on senior management compensation. The Leadership and Compensation Committee held one meeting in 1999. The members of the Leadership and Compensation Committee are Messrs. Kucharski, Miller, Murphy and Orr (Chairman).

      The Governance Committee is charged with responsibility for recommending to the entire Board the size and composition of the Board, policies regarding tenure and retirement of Directors, evaluation of Board and Director performance and recommendations for improvement, nomination of candidates for election to the Board, assignments to Board committees, and recommendations for improving governance processes of the Board. The Governance Committee held one meeting in 1999. The members of the Governance Committee are Messrs. Buckler (Chairman), Hoppin, Miller and Orr.


                         COMPENSATION OF DIRECTORS

      Non-employee members of the Board of Directors receive an annual retainer payable in shares of Nashua's common stock with a market value of $15,000 on the date of grant, effective as of the first day following their election to the Board. They also receive $1,000 in cash plus expenses for each Board meeting or Board committee meeting attended and each year are awarded options to purchase 1,000 shares of common stock having an exercise price equal to the fair market value of such shares on the date of award under the provisions of Nashua's 1996 Stock Incentive Plan. The Lead Director is compensated with an additional $7,500 annually in cash.


              SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

      The following table shows the number of shares and percentage of Nashua's common stock beneficially owned by all persons known to Nashua to be the beneficial owners of more than 5% of its common stock, as of March 3, 2000:

                                                                 Amount and          Percent of
                                                            Nature of Beneficial    Common Stock
   Name of Beneficial Owner                                     Ownership (1)       Outstanding
   ------------------------                                 --------------------    ------------
Gabelli Funds, LLC/GAMCO Investors, Inc./Gabelli
  International II Limited/Gabelli Advisers, Inc./
  Gabelli Group Capital Partners, Inc./Gabelli Asset
  Management Inc./Marc J. Gabelli/Mario J. Gabelli  . . . .    1,055,899 (a)           18.0%
  One Corporate Center, Rye, NY  10580

Dimensional Fund Advisors Inc.  . . . . . . . . . . . . . .      479,800 (b)            8.2%
1299 Ocean Avenue, Santa Monica, CA  90401

The TCW Group, Inc./Robert Day  . . . . . . . . . . . . . .      434,900 (c)            7.4%
  865 South Figueroa Street, Los Angeles, CA 90017

Franklin Resources, Inc./Charles B. Johnson/Rupert H.
  Johnson, Jr./Franklin Advisory Services, LLC  . . . . . .      429,200 (d)            7.3%
  777 Mariners Island Boulevard, San Mateo, CA  94404

David L. Babson and Company Incorporated  . . . . . . . . .      382,200 (e)            6.5%
  One Memorial Drive, Cambridge, MA 02142-1300

Fleet Boston Corporation  . . . . . . . . . . . . . . . . .      346,574 (f)            5.9%
  One Federal Street, Boston, MA 02110

-----------------

(1) The number of shares beneficially owned is determined under rules promulgated by the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which an individual or group has sole or shared voting power or investment power and also any shares which an individual or group has the right to acquire within 60 days of March 3, 2000 through the conversion of any convertible note or the exercise of any stock option, warrant or other right. The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. Unless otherwise indicated, each person or group named in the table has sole voting or investment power (or shares power with his or her spouse) with respect to all shares of capital stock listed as owned by such person or entity.

(a) Information is based on a joint Schedule 13D (Amendment No. 21) dated March 3, 2000, furnished by such beneficial owners which are affiliated with one another. Gabelli Funds, LLC owns 278,000 shares for which it has sole voting power and sole dispositive power. GAMCO Investors, Inc. owns 756,899 shares, for which it has sole voting power as to 753,399 shares and sole dispositive power. Gabelli International II Limited owns 15,000 shares for which it has sole voting power and sole dispositive power. Gabelli Advisers, Inc. owns 6,000 shares for which it has sole voting power and sole dispositive power.

 (b) Information is based on Schedule 13G dated February 11, 2000, furnished by such beneficial owner. Dimensional Fund Advisors Inc. ("Dimensional") has sole voting and sole dispositive power with respect to such shares. Dimensional, an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the "Funds". In its role as investment advisor or manager, Dimensional possesses voting and/or investment power over the securities of Nashua that are owned by the Funds. All securities reported are beneficially owned by the Funds. Dimensional disclaims beneficial ownership of such securities.

(c) Information is based on Schedule 13G (Amendment No. 4), dated February 11, 2000, furnished by such beneficial owners. The TCW Group, Inc. and Robert Day have shared voting and shared dispositive power with respect to such shares.

(d) Information is based on Schedule 13G (Amendment No. 2) dated January 26, 2000, furnished by such beneficial owners. Franklin Advisory Services, LLC has sole voting and sole dispositive power with respect to such shares.

(e) Information is based on Schedule 13G (Amendment No. 1) dated February 4, 2000, furnished by such beneficial owner. David L. Babson and Company Incorporated has sole voting and sole dispositive power with respect to such shares.

(f) Information is based on Schedule 13G dated February 14, 2000, furnished by such beneficial owner. Fleet Boston Corporation has sole voting power as to 198,400 shares, shared voting power as to 6,374 shares and sole dispositive power as to 340,200 shares.



                      SECURITY OWNERSHIP OF MANAGEMENT

      The following table shows the number of shares and percentage of Nashua's common stock beneficially owned by each director and nominee for director, the Named Executive Officers (as defined in "Compensation of Executive Officers") and by all directors and executive officers of Nashua as a group, as of March 3, 2000:

                                              AMOUNT AND NATURE OF      PERCENT OF COMMON
           NAME                              BENEFICIAL OWNERSHIP (1)    STOCK OUTSTANDING
           ----                              ------------------------   ------------------
     Sheldon A. Buckler  . . . . . . . . . .    12,589 (2)                      *
     Gerald G. Garbacz . . . . . . . . . . .   281,612 (3)(10)               4.8%
     Charles S. Hoppin . . . . . . . . . . .    13,589 (2)                      *
     John J. Ireland . . . . . . . . . . . .    49,142 (4)(10)                  *
     John M. Kucharski . . . . . . . . . . .    14,089 (2)                      *
     Joseph R. Matson  . . . . . . . . . . .    33,580 (5)(10)                  *
     David C. Miller, Jr.  . . . . . . . . .     8,589 (2)(6)                   *
     Peter J. Murphy . . . . . . . . . . . .     6,652 (2)                      *
     James F. Orr III  . . . . . . . . . . .    15,589 (2)                      *
     John L. Patenaude . . . . . . . . . . .    37,110 (7)(10)                  *
     Bruce T. Wright . . . . . . . . . . . .    52,938 (8)(10)                  *
     Directors and Executive Officers
        as a group (12 persons) .. . . . . .   505,541 (9)(10)(11)           8.6%

------------------

* Less than 1% of outstanding shares of common stock

(1) Information as to the interests of the respective nominees has been furnished in part by them. The number of shares beneficially owned is determined under rules promulgated by the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which an individual or group has sole or shared voting power or investment power and also any shares which an individual or group has the right to acquire within 60 days of March 3, 2000 through the conversion of any convertible note or the exercise of any stock option, warrant or other right. The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. Unless otherwise indicated, each person or group named in the table has sole voting or investment power (or shares power with his or her spouse) with respect to all shares of capital stock listed as owned by such person or entity.

(2) Includes shares each non-employee director has a right to acquire through stock options which are exercisable within 60 days of March 3, 2000 - Mr. Buckler, 5,000 shares; Mr. Hoppin, 7,000 shares; Mr. Kucharski, 7,000 shares; Mr. Miller, 4,000 shares; Mr. Murphy, 3,000 shares; and Mr. Orr, 7,000 shares.

(3) Includes 90,000 shares Mr. Garbacz has a right to acquire through stock options which are exercisable within 60 days of March 3, 2000. Also includes 120,000 shares of performance based restricted stock, 60,000 shares of which will vest when the average closing price over a ten trading day period of Nashua shares (the "Ten Day Average Closing Price") reaches $19.00; and 60,000 shares of which will vest when the Ten Day Average Closing Price reaches $21.00. However, any shares which have not vested upon the earlier of (i) October 24, 2002 or (ii) termination of employment, will be forfeited. Also includes 25,000 shares of performance based restricted stock, 12,500 shares of which will vest when the Ten Day Average Closing Price reaches $21.00; and 12,500 shares of which will vest when the Ten Day Average Closing Price reaches $23.00. However, any shares which have not vested upon the earlier of (i) December 15, 2003 or (ii) termination of employment, will be forfeited. Also includes 9,000 shares of restricted stock, 4,500 shares of which will vest on December 31, 2000 if Mr. Garbacz is an employee of the Company at such time and the remaining 4,500 shares of which will vest on December 31, 2001 if Mr. Garbacz is an employee of the Company at such time, provided that 100% will vest in the event of a change of control as defined in Mr. Garbacz's Change of Control and Severance Agreement dated June 24, 1998.

(4) Includes 33,500 shares Mr. Ireland has a right to acquire through stock options which are exercisable within 60 days of March 3, 2000. Also includes 5,000 shares of performance based restricted stock, 2,500 shares of which will vest when the Ten Day Average Closing Price reaches $18.00; and 2,500 shares of which will vest when the Ten Day Average Closing Price reaches $20.00. However, any shares which have not vested upon the earlier of (i) February 25, 2003 or (ii) termination of employment, will be forfeited. Also includes 10,000 shares of performance based restricted stock, 5,000 shares of which will vest when the Ten Day Average Closing Price reaches $21.00; and 5,000 shares of which will vest when the Ten Day Average Closing Price reaches $23.00. However, any shares which have not vested upon the earlier of (i) December 15, 2003 or (ii) termination of employment, will be forfeited.

(5) Includes 22,700 shares Mr. Matson has a right to acquire through stock options which are exercisable within 60 days of March 3, 2000. Also includes 10,000 shares of performance based restricted stock, 5,000 shares of which will vest when the Ten Day Average Closing Price reaches $20.00; and 5,000 shares of which will vest when the Ten Day Average Closing Price reaches $25.00. However, any shares which have not vested upon the earlier of (i) October 24, 2002 or (ii) termination of employment, will be forfeited.

(6)  Includes 1,395 shares held by Mr. Miller's spouse.

(7) Includes 14,500 shares Mr. Patenaude has a right to acquire through stock options which are exercisable within 60 days of March 3, 2000. Also includes 10,000 shares of performance based restricted stock, 5,000 shares of which will vest when the Ten Day Average Closing Price reaches $19.00; and 5,000 shares of which will vest when the Ten Day Average Closing Price reaches $21.00. However, any shares which have not vested upon the earlier of (i) May 12, 2003 or (ii) termination of employment, will be forfeited. Also includes 10,000 shares of performance based restricted stock, 5,000 shares of which will vest when the Ten Day Average Closing Price reaches $21.00; and 5,000 shares of which will vest when the Ten Day Average Closing Price reaches $23.00. However, any shares which have not vested upon the earlier of (i) December 15, 2003 or (ii) termination of employment, will be forfeited.

(8) Includes 50,000 shares Mr. Wright has a right to acquire through stock options which are exercisable within 60 days of March 3, 2000.

(9) Includes 205,200 shares which the directors and executive officers of Nashua have the right to acquire through stock options which are exercisable within 60 days of March 3, 2000.

(10) Includes shares held in trust under the Company's Employees' Savings Plan under which each participating employee has voting power as to the shares in his account. As of March 3, 2000, 2,612 shares are held in trust for Mr. Garbacz's account; 642 shares are held in trust for Mr. Ireland's account; 1,610 shares are held in trust for Mr. Patenaude's account; 880 shares are held in trust for Mr. Matson's account; 2,238 shares are held in trust for Mr. Wright's account; and 5,744 shares are held in trust for the accounts of all directors and executive officers as a group. No director other than Mr. Garbacz participates in the Plan.

(11) Includes 219,000 shares of performance based restricted stock.


          SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, executive officers and holders of more than 10% of the Company's common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the common stock and other equity securities of the Company. Such persons are required by regulations promulgated by the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) forms filed by such person with respect to the Company. Based solely on its review of copies of reports filed pursuant to Section 16(a) of the Exchange Act, or written representations from persons required to file such reports ("Reporting Persons"), the Company believes that all such filings required to be made by such Reporting Persons during fiscal 1999 were timely made in accordance with the requirements of the Exchange Act.


                     COMPENSATION OF EXECUTIVE OFFICERS

      The following table sets forth the compensation for the fiscal years ended December 31, 1999, 1998 and 1997 for the Company's Chief Executive Officer and four most highly compensated executive officers whose total annual salary and bonus exceeded $100,000 in 1999 (collectively, the "Named Executive Officers"):

                                            SUMMARY COMPENSATION TABLE

                                                                       Long-Term
                                        Annual Compensation        Compensation Awards
                                        -------------------  ------------------------------
                                                                Performance      Securities
                                                              Based Restricted   Underlying       All Other
Name and Principal Position       Year  Salary($)  Bonus($)  Stock Awards($)(1)  Options(#)   Compensation($)(2)
---------------------------       ----  ---------  --------  ------------------  -----------  ------------------
Gerald G. Garbacz  . . . . . . .  1999   350,000     --          69,750 (3)        60,000          10,956
 Chairman, President              1998   384,596     --         400,000 (4)           --           20,342
 and Chief Executive Officer      1997   410,000     --             --             90,000          16,262

John J. Ireland .. . . . . . . .  1999   230,307    75,738          --             25,000           4,941
 Vice President                   1998   199,154   144,520      223,750 (5)(6)        --            5,290
 Specialty Coated Products        1997   190,000    38,000          --             15,000           4,260
 Division

John L. Patenaude (7). . . . . .  1999   165,000    20,328          --             25,000           4,685
 Vice President-Finance and       1998   156,058    38,426 (8)  326,250 (6)(9)        --            4,393
 Chief Financial Officer

Joseph R. Matson . . . . . . . .  1999   150,000     9,600          --             10,000           5,648
Vice President,                   1998   151,038     7,250          --              5,000           6,211
Corporate Controller              1997   145,000      --        139,375 (10)        7,000           4,962

Bruce T. Wright (11) . . . . . .  1999   140,000    13,440          --             20,000 (12)      4,642
Vice President -                  1998   155,204     7,915          --             10,000           5,567
Human Resources                   1997   165,000      --        209,063 (12)       25,000           4,517

-------------------------

(1) Market value of performance based restricted shares on the date of grant. As of December 31, 1999, the market value (based on the closing price on the New York Stock Exchange of Nashua's common stock on such date -($7.50)) and number of performance based restricted shares were:
     Mr. Garbacz - $1,087,500 (145,000 shares, excluding 9,000 shares granted on February 25, 2000) ; Mr. Ireland - $112,500 (15,000 shares); Mr. Patenaude - $150,000 (20,000 shares); Mr. Matson - $75,000 (10,000 shares); and Mr. Wright - $300,000 (40,000 shares).

(2) The amounts listed consist of Company contributions to the Employees' Savings Plan, life insurance income and cash payments in lieu of medical benefits. In 1999, these amounts were:

     (a) as to the Employees' Savings Plan - Mr. Garbacz, $5,000; Mr. Ireland, $3,904; Mr. Patenaude, $3,492; Mr. Matson, $4,583; and Mr. Wright, $4,032.

     (b) as to life insurance income - Mr. Garbacz, $5,176; Mr. Ireland, $1,037; Mr. Patenaude, $1,193; Mr. Matson, $1,065; and Mr. Wright, $610.

     (c) as to cash payments in lieu of medical benefits - Mr. Garbacz, $780.

(3) Consists of 9,000 shares of restricted stock (granted on February 25, 2000 when the price of Nashua shares was $7.75), 4,500 shares of which will vest on December 31, 2000 if Mr. Garbacz is an employee of the Company at such time and the remaining 4,500 shares of which will vest on December 31, 2001 if Mr. Garbacz is an employee of the Company at such time, provided that 100% will vest in the event of a change of control as defined in Mr. Garbacz's Change of Control and Severance Agreement dated June 24, 1998. Dividends, if any, will accumulate on such restricted stock and be paid when and if the underlying shares vest.

(4) Consists of 25,000 shares of performance based restricted stock (granted when the price of Nashua shares was $16.00), 12,500 shares of which will vest when the average closing price over a ten trading day period of Nashua shares (the "Ten Day Average Closing Price") reaches $21.00; and 12,500 shares of which will vest when the Ten Day Average Closing Price reaches $23.00. However, any shares which have not vested upon the earlier of (i) December 15, 2003 or (ii) termination of employment, will be forfeited. Dividends, if any, will accumulate on such performance based restricted stock and be paid when and if the underlying shares vest.

(5) Consists of 5,000 shares of performance based restricted stock (granted when the price of Nashua shares was $12.75), 2,500 shares of which will vest when the Ten Day Average Closing Price reaches $18.00; and 2,500 shares of which will vest when the Ten Day Average Closing Price reaches $20.00. However, any shares which have not vested upon the earlier of (i) February 25, 2003 or (ii) termination of employment, will be forfeited. Dividends, if any, will accumulate on such performance based restricted stock and be paid when and if the underlying shares vest.

(6) Consists of 10,000 shares of performance based restricted stock (granted when the price of Nashua shares was $16.00), 5,000 shares of which will vest when the Ten Day Average Closing Price reaches $21.00; and 5,000 shares of which will vest when the Ten Day Average Closing Price reaches $23.00. However, any shares which have not vested upon the earlier of (i) December 15, 2003 or (ii) termination of employment, will be forfeited. Dividends, if any, will accumulate on such performance based restricted stock and be paid when and if the underlying shares vest.

(7)  Mr. Patenaude became an executive officer of the Company in May 1998.

(8) Includes market value of performance based restricted stock as of the date the performance target was met and such stock was acquired.

(9) Consists of 10,000 shares of performance based restricted stock (granted when the price of Nashua shares was $16.625), 5,000 shares of which will vest when the Ten Day Average Closing Price reaches $19.00; and 5,000 shares of which will vest when the Ten Day Average Closing Price reaches $21.00. However, any shares which have not vested upon the earlier of (i) May 12, 2003 or (ii) termination of employment, will be forfeited. Dividends, if any, will accumulate on such performance based restricted stock and be paid when and if the underlying shares vest.

(10) Consists of 10,000 shares of performance based restricted stock (granted when the price of Nashua shares was $13.9375), 5,000 shares of which will vest when the Ten Day Average Closing Price reaches $20.00; and 5,000 shares of which will vest when the Ten Day Average Closing Price reaches $25.00. However, any shares which have not vested upon the earlier of (i) October 24, 2002 or (ii) termination of employment, will be forfeited. Dividends, if any, will accumulate on such performance based restricted stock and be paid when and if the underlying shares vest.

(11) Mr. Wright left the Company on January 28, 2000.

(12) As a result of Mr. Wright's resignation, these options were forfeited and the shares of restricted stock representing the amount shown were forfeited.


STOCK OPTIONS

      The following table sets forth certain information as to options granted during 1999 to the Named Executive Officers. In accordance with SEC rules, also shown are the hypothetical gains or "option spreads", on a pretax basis, that would exist for the respective options. These gains are based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the options were granted over the full option term. To put this data into perspective, the resulting Nashua stock prices for a grant expiring on 12/17/2009 would be $10.79 at a 5% rate of appreciation and $17.18 at a 10% rate of appreciation.

                                   OPTION GRANTS IN YEAR ENDED DECEMBER 31, 1999

                    Number of                                                Potential Realizable Value
                    Securities     Percent of                                at Assumed Annual Rates
                    Underlying    Total Options                              of Stock Price Appreciation
                     Options       Granted to                  Exercise or   for Option Term
                     Granted       Employees      Base Price   Expiration    ---------------------------
     Name            (#)(1)         in 1999       ($/Share)       Date         5%($)     10%($)
     ----           ----------    -------------   ----------   ----------    -------    --------
Gerald G. Garbacz    60,000          22.3           6.625      12/17/2009    249,986    633,513
John J. Ireland      25,000           9.3           6.625      12/17/2009    104,161    263,964
John L. Patenaude    25,000           9.3           6.625      12/17/2009    104,161    263,964
Joseph R. Matson     10,000           3.7           6.625      12/17/2009     41,664    105,585
Bruce T. Wright      20,000 (2)       7.4           6.625      12/17/2009     83,329    211,171

-----------------

(1) 50% of these options become exercisable on 12/17/2000; 50% become exercisable on 12/17/2001.
(2) As a result of Mr. Wright's resignation on January 28, 2000, these options were forfeited.


      The following table sets forth information regarding stock options held at the end of fiscal 1999 by the Named Executive Officers:

                        AGGREGATED OPTION EXERCISES IN 1999 AND
                              FISCAL YEAR-END OPTION VALUES

                                Number of Securities      Value ($) of Unexercised,
                              Underlying Unexercised      In-The-Money, Options at
                            Options at Fiscal Year-End       Fiscal Year End (2)
                            --------------------------    ---------------------------
   Name (1)                 Exercisable   Unexercisable   Exercisable   Unexercisable
   --------                 -----------   -------------   -----------   -------------
Gerald G. Garbacz . . . . .   90,000         60,000            0           52,500

John J. Ireland . . . . . .   33,500         25,000            0           21,875

John L. Patenaude . . . . .   14,500         25,000            0           21,875

Joseph R. Matson  . . . . .   24,400         10,000            0            8,750

Bruce T. Wright . . . . . .   50,000         20,000 (3)        0           17,500

------------------

(1) No options were  exercised  during 1999 by any of the Named
    Executive Officers.

(2) Represents the difference between the closing price on the New York Stock Exchange of Nashua's common stock on December 31, 1999 ($7.50) and the exercise price of the options, multiplied by the number of shares subject to such options.

(3) As a result of Mr. Wright's resignation on January 28, 2000, these options were forfeited.


PENSION PLAN

      The following table shows the estimated annual benefits payable upon retirement under the Nashua Corporation Retirement Plan for Salaried Employees (the "Retirement Plan"), which includes the Named Executive
Officers:

                         ESTIMATED PENSION BENEFITS

  AVERAGE ANNUAL                     Years of Service
 COMPENSATION FROM   --------------------------------------------------------
  JANUARY 1, 1994                                                    25 or
   TO RETIREMENT      5 years    10 years   15 years   20 years    more years
 -----------------    -------    --------   --------   --------    ----------
   $ 125,000         $ 11,930    $ 23,859   $ 35,789   $ 47,718    $ 56,648
     250,000           25,670      51,359     77,039    102,718     128,398
     375,000           39,430      78,859    118,289    157,718     197,148
     500,000           53,180     106,359    159,539    212,718     265,898
     625,000           66,930     137,859    200,789    267,718     334,648
     750,000           80,680     161,359    242,039    322,718     403,398
     875,000           94,430     188,859    263,289    377,718     472,148
   1,000,000          108,180     216,359    324,539    432,718     540,898


      Compensation covered by the Retirement Plan generally refers to total annual cash compensation, including salary and bonus, but excluding certain items such as the value of stock option awards and employer allocations to the Company's Employees' Savings Plan. As of December 31, 1999, the Named Executive Officers had the following years of service credited under the Retirement Plan: Mr. Garbacz, 3 years; Mr. Ireland, 4.5 years; Mr. Patenaude, 7 years; Mr. Matson, 14 years; and Mr. Wright, 4 years.

      The estimated annual benefits shown above are subject to an offset for 50% of a participant's primary Social Security benefit. Benefits as shown above, minus the 50% offset for Social Security benefit, are available for participants whose pensions start after reaching age 65. Participants who have five or more years of service are eligible to receive pensions after reaching age 60 and participants who have ten or more years of service are eligible to receive pensions after reaching age 55, but payments are reduced 4.2% per year for each year that a recipient starts receiving benefits earlier than at age 65. Payments are further reduced for participants who began their credited service before age 40 and terminate employment with Nashua before reaching age 55.

      The Employee Retirement Income Security Act of 1974 places limitations on pensions which may be paid under plans qualified under the Internal Revenue Code. Amounts exceeding such limitations may be paid outside of qualified plans. Nashua has a Supplemental Unfunded Excess Retirement Benefit Plan providing for the payment of such amounts to certain of its employees, including Messrs. Garbacz, Ireland, Patenaude, Matson and Wright.


SEVERANCE AGREEMENTS

      The Company has entered into severance agreements with Messrs. Garbacz, Ireland, Patenaude and Matson in order to ensure their continued service to Nashua in the event of a change in control of Nashua. Such severance agreements provide that upon termination of employment under certain circumstances within three years after a change in control of Nashua, the employee would receive severance pay equal to three times the sum of his annual salary and bonus plus benefits, totalling an estimated $1,499,537, $1,298,687, $776,074 and $642,472, respectively for the individuals named above. In addition, each employee can terminate his employment after a change in control of Nashua and receive such severance pay if he determines in good faith that any assignment of duties is inconsistent with his duties prior to a change of control or certain action by the Company results in a diminution in position, duties, authority or responsibilities. If the employment of any of such employees is terminated by the Company apart from the circumstances above for reasons other than misconduct, the executive would receive one year's salary and certain other benefits. The value of this compensation and benefits totals an estimated $356,000, $256,000, $191,000 and $161,000, respectively for the individuals named above. The Company had entered into a similar severance agreement with Mr. Wright, who resigned as an employee of the Company on January 28, 2000.


THE LEADERSHIP AND COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The Leadership and Compensation Committee is composed of non-employee directors and is charged with the responsibility of screening candidates for the chief executive officer position, developing performance evaluation criteria, reviewing the caliber of key managers and succession to their positions and deciding on senior management compensation. The Committee administers the Company's Management Incentive Plan and the Company's stock option and stock incentive plans. Each year the Committee reviews the performance of the Chief Executive Officer against objectives and sets the Chief Executive Officer's base salary. The Committee also reviews the performance and the salary levels of other executive officers including the Named Executive Officers and makes decisions regarding the above plans.

      The Committee's compensation policies applicable to the Company's executive officers during 1999 are set forth below:

         The Committee believes that base salaries should be at competitive levels so as to attract and retain well qualified executives. With respect to the Chief Executive Officer's salary, the Committee considered a number of factors including survey data, the size and performance of the Company, past practice at the Company, each Committee member's own individual experiences in compensation matters and the inter-relationship of salary to cash incentive compensation and long-term equity-based compensation. The Committee also further tied his overall compensation heavily to stock performance by awarding him options to purchase an additional 60,000 shares of stock and by awarding him 9,000 shares of restricted stock. The base salaries for the four Vice Presidents listed in the Summary Compensation Table are competitive with the base salaries for similar positions included in the survey data.

         The Committee believes that incentive compensation paid in cash should be awarded to support company objectives based on company, group, division and personal performance during the preceding year. The Company's Management Incentive Plan provides that cash awards may be granted each year by the Committee based on corporate, segment, division and personal performance. For the individuals who served as Chief Executive Officer and principal corporate staff officers, award targets for 1999 were based on the Company's pretax operating income budget, total Company revenues and personal performance objectives. For the Vice Presidents in charge of operating units, award targets were based on the respective unit's pretax operating income budget, total Company revenues and personal performance objectives.

         The Committee believes that long-term equity-based compensation should be awarded to provide incentive to executives to create value for stockholders and give the executives a substantive ownership interest in the Company's success. The Committee's policy has been to award performance-based restricted stock and stock option grants in order to more closely align the interests of management with those of stockholders and to attract and retain executives during a period when the Company has been undergoing significant operational changes.

      The Committee has not adopted a policy on the tax law disallowing deductions on compensation in excess of $1 million for certain executives of public companies. The Company believes that options and performance-based restricted stock awards granted under its stock incentive plans are exempt from the limitation and that other compensation expected to be paid during 2000 will be below the compensation limitation.

                                  Leadership and Compensation Committee
                                       James F. Orr III, Chairman
                                       John M. Kucharski
                                       David C. Miller, Jr.
                                       Peter J. Murphy



                          STOCK PERFORMANCE GRAPH

      Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Company's common stock against the cumulative total return of the S&P 500 Index and a composite peer group for the five years commencing December 31, 1994 and ending December 31, 1999. A peer group comparison is used because, offering a diverse mix of products and services, the Company did not believe that a single industry or line-of-business index provided an adequate measure for comparison to the Company as a whole.

      The Company's products and services include thermal papers, thermosensitive and pressure sensitive labels, and specialty papers, as well as toners, developers and remanufactured laser printer cartridges. In constructing a composite peer group, the Company selected published indices to represent various products. The indices are: for thermal papers, thermosensitive and pressure sensitive labels and specialty papers - the S&P Paper and Forest Products Index, and for toners, developers and remanufactured laser printer cartridges - the S&P Office Equipment & Supplies Index. The Company then weighted the two indices in proportion to the 1999 revenues of Nashua's products and services represented by the respective indices.


          EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                           12/31/94  12/31/95  12/31/96  12/31/97  12/31/98  12/31/99
     Nashua Corporation     100.00     68.51     60.34     58.45     66.93     37.71
     S&P 500                100.00    137.58    169.17    225.60    290.08    351.11
     Composite Peer Group   100.00    120.52    140.57    177.09    216.92    218.70



         STOCKHOLDER PROPOSAL TO URGE THE BOARD OF DIRECTORS OF THE
             COMPANY TO REDEEM ITS 1996 SHAREHOLDER RIGHTS PLAN

      GAMCO Investors, Inc. ("GAMCO"), One Corporate Center, Rye, New York 10580-1434, which is the owner of record of 777,099 shares of common stock (approximately 13.3% of the outstanding shares of common stock), has given notice that it intends to present the following resolution at the 2000 Annual Meeting of Stockholders. The proposed resolution and supporting statement for which the Board of Directors and the Company accept no responsibility are as follows:

STOCKHOLDER PROPOSAL

      RESOLVED:    That the shareholders of Nashua Corporation (the
                   "Company") hereby request the Board of Directors to redeem the Preferred Stock Purchase Rights issued in July of 1996, unless said issuance is approved by the affirmative vote of a majority of the outstanding shares at a meeting of the shareholders held as soon as practical.

SUPPORTING STATEMENT OF STOCKHOLDER

      On July 19, 1996, the Board of Directors adopted a shareholder rights plan, which declared a dividend distribution of one stock purchase right ("right" or "rights") for each outstanding share of common stock. These rights are a type of corporate anti-takeover device, commonly known as a "poison pill."

      Under the rights plan, as amended, the rights are exercisable when a person or group acquires a beneficial interest in 20% of the common stock of the Company, or announces a tender or exchange offer that would result in such person or group owning 20% or more of the Company's common stock. The result of the issuance of the rights is to vastly increase the cost to a potential bidder of effecting any merger or tender offer that is not approved by the Board of Directors. The Company may redeem the rights for $.01 per right.

      A proposal to redeem the rights was submitted by GAMCO Investors, Inc. and included in the Company's proxy statement for its 1998 annual meeting. A majority of the shareholders voting at the 1998 meeting voted in favor of the proposal. However, the Company declined to follow the express wishes of the shareholders. Instead, in response to the shareholder vote, the Board of Directors merely increased the threshold at which the rights become exercisable from 10% to 20%.

      The Company's poison pill is particularly unjustified in light of the long-standing inability of management to bring the value of the Company to the surface. The performance graph on page 10 of the Company's 1998 proxy statement vividly displays that since 1993 the Company has substantially underperformed the S&P 500 Index as well as its composite peer group. However, the poison pill, which was unilaterally adopted by the Board of Directors, serves to entrench existing management.

      We believe the shareholders are entitled to decide on what is a fair price for their holdings. However, as a consequence of the poison pill, potential bidders for the Company's stock are forced to negotiate with management, and are effectively precluded from taking their offer directly to the shareholders.

      In the face of significant and continuing declines in the Company's stock price over the past six years, the Board, in an effort to improve shareholder value, should redeem the rights or put their continuance to a shareholder vote as soon as practical.

      We urge shareholders to vote for this resolution.


COMPANY'S STATEMENT IN RESPONSE TO THE PROPOSAL

      The Board makes no recommendation with respect to the adoption of this proposal.

      The affirmative vote of the holders of a majority of the shares of the Common Stock entitled to vote held by stockholders present at the meeting in person or by proxy is required for approval of this proposal. Because this proposal is considered a "non-discretionary" vote under the New York Stock Exchange rules, broker non-votes will be excluded and considered not cast for purposes in determining whether this proposal has been approved. Approval would not, however, require that the requested action be taken since the proposal is precatory. Nevertheless, the Company's Board of Directors intends to redeem the rights outstanding under the Nashua Corporation Shareholder Rights Plan if this proposal is approved by the stockholders at this annual meeting. Unless otherwise indicated, the persons named on the proxy will abstain from voting on this proposal.





            RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

      On March 13, 2000, with the approval of the Audit/Finance and Investment Committee and the concurrence of the Board of Directors, the Company engaged Ernst & Young LLP as its independent auditors for the year 2000. On March 10, 2000, PricewaterhouseCoopers LLP had informed the Company that they did not intend to stand for reappointment as the Company's independent public accountants for the year 2000. Prior to the engagement of Ernst & Young LLP, PricewaterhouseCoopers LLP had served as the independent auditors of the Company since on or about 1960. Prior to the engagement there were no consultations between Ernst & Young LLP and the Company regarding the treatment of accounting, auditing or financial reporting issues. PricewaterhouseCoopers LLP performed audits of the Company's financial statements for the years ended December 31, 1998 and 1999, and issued audit reports dated February 5, 1999 for fiscal year 1998, and dated February 18, 2000 for fiscal year 1999, which contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. There have been no disagreements between the Company and PricewaterhouseCoopers LLP in connection with the audit of the Company's financial statements for the fiscal years ended December 31, 1998 and 1999, on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused PricewaterhouseCoopers LLP to make reference to the subject matter of the disagreements in its report on the Company's financial statements for any such periods. PricewaterhouseCoopers LLP has furnished the Company with a letter addressed to the SEC stating that it agrees with the above statements.

      Although stockholder ratification of the Board of Directors' selection of Ernst & Young LLP is not required by law, the Board of Directors believes that it is advisable to give stockholders the opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the Board of Directors will reconsider its selection of Ernst & Young LLP. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders. Representatives of the Company's former independent auditors, PricewaterhouseCoopers LLP, are not expected to be present at the Annual Meeting.

      THE BOARD RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT ACCOUNTANTS FOR THE YEAR 2000.


         SUBMISSION OF STOCKHOLDER PROPOSALS - 2001 ANNUAL MEETING

      Any stockholder proposal which is to be included in the proxy materials for the 2001 annual meeting must be received by Nashua on or before November 20, 2000. Such proposals should be directed to Nashua Corporation, 44 Franklin Street, P.O. Box 2002, Nashua, New Hampshire 03061-2002, Attention: Suzanne L. Ansara, Assistant Secretary.


                      PARTICIPANTS IN THE SOLICITATION

      Under applicable regulations of the SEC, each member of the Board of Directors, executive officers of the Company and certain other employees of the Company may be deemed to be a "participant" in the Company's solicitation of proxies. The principal occupation and business address of each person who may be deemed a participant are set forth in Appendix A hereto. Information about the present ownership by the Board of Directors and Named Executive Officers of the Company of the Company's securities is provided in this Proxy Statement and the present ownership of the Company's securities by other participants is listed in Appendix A.


                     DISSIDENT SHAREHOLDER SOLICITATION

      On February 25, 2000, Nashua received a letter from a stockholder purporting to nominate himself and three other persons for election to the Board of Directors at the 2000 annual meeting.

      On March 15, 2000, Newcastle Partners' Value Realization Committee ("Newcastle") filed a preliminary proxy statement in which Newcastle stated its intention to solicit proxies from Nashua's shareholders in connection with the annual meeting (i) in an effort to elect four of their nominees to Nashua's Board of Directors, and (ii) in support of a proposal made by GAMCO to redeem the Company's Preferred Stock Purchase Rights issued in July 1996.

      THE NASHUA BOARD OF DIRECTORS UNANIMOUSLY OPPOSES NEWCASTLE'S NOMINEES TO THE BOARD OF DIRECTORS AND URGES NASHUA SHAREHOLDERS TO REJECT THE DISSIDENT NEWCASTLE NOMINEES. THE NASHUA BOARD OF DIRECTORS URGES NASHUA SHAREHOLDERS NOT TO RETURN OR SIGN ANY BLUE PROXY CARD WHICH MAY BE FURNISHED BY NEWCASTLE.

      The Nashua Board of Directors makes no recommendation with respect to the GAMCO proposal.


                          SOLICITATION OF PROXIES

      The cost of solicitation of proxies will be borne by Nashua. In addition to the use of the mails, proxies may be solicited by officers and regular employees of Nashua, without extra compensation, by telephone or by other means of communication. Nashua will reimburse banks, brokers or other similar agents or fiduciaries for forwarding proxy material to beneficial owners of common stock.

      Nashua has also retained Corporate Investor Communications, Inc. to aid in the solicitation of proxies by personal interview, or by telephone or by other means of communication. Nashua estimates that it will incur approximately $150,000 in costs in connection with the solicitation of shareholders. To date, Nashua has expended $6500 in connection with the solicitation of shareholders.

      Nashua will provide free of charge to any stockholder from whom a proxy is solicited pursuant to this proxy statement, upon written request from such stockholder, a copy of Nashua's annual report filed with the Securities and Exchange Commission on Form 10-K for Nashua's fiscal year ended December 31, 1999 without exhibits. Requests for such report should be directed to Nashua Corporation, 44 Franklin Street, P.O. Box 2002, Nashua, New Hampshire 03061-2002, Attention: Suzanne L. Ansara, Assistant Secretary. Exhibits to such Form 10-K will be provided upon request and payment of an appropriate processing fee.


                               OTHER MATTERS

      If any other matters are properly brought before the annual meeting or any adjournment thereof, the persons named in the accompanying form of proxy intend to vote the proxies on such matters in accordance with their best judgment, pursuant to the discretionary authority granted by the proxy.


                                                PETER C. ANASTOS
                                                Vice President, General
                                                Counsel and Secretary

Nashua, New Hampshire
March 20, 2000




                                 IMPORTANT

      If your shares are held in your own name, please sign, date and return the enclosed WHITE proxy card today. If your shares are held in "Street-Name" only, your broker or bank can vote your shares and only upon receipt of your specific instructions. Please return the enclosed WHITE proxy card to your broker or bank and contact the person responsible for your account to ensure that a WHITE proxy card is voted on your behalf.

      Do not sign any blue proxy card you may receive from Newcastle, even as a protest vote against them. If you believe you may previously have voted on a blue proxy card furnished by Newcastle, you can revoke that proxy by signing, dating and mailing the enclosed WHITE proxy card in the enclosed postage-paid envelope.

      If you have any questions or need assistance in voting your shares, please call the firm assisting Nashua in the solicitation of proxies:


                  CORPORATE INVESTOR COMMUNICATIONS, INC.

                             111 Commerce Road
                      Carlstadt, New Jersey 07072-2586

               Banks and Brokers Call Collect: (800) 346-7885
                 All Others Call Toll Free: (888) 238-1257





                                                                 APPENDIX A


              INFORMATION CONCERNING THE DIRECTORS, EXECUTIVE
  OFFICERS AND CERTAIN OTHER EMPLOYEES OF THE COMPANY WHO MAY ALSO SOLICIT
                                  PROXIES


   The following table sets forth the name, principal business address and the present office or other principal occupation or employment, and the name, principal business and the address of any corporation or other organization in which their employment is carried on, of the directors, executive officers and certain other employees of the Company ("Participants") who may also solicit proxies from shareholders of the Company. Unless otherwise indicated, the principal occupation refers to such person's position with the Company and the business address is Nashua Corporation, 44 Franklin Street, Nashua, New Hampshire 03064.


DIRECTORS

   The principal occupations of the Company's directors who are deemed Participants in the solicitation are set forth on pages 2 to 3 of this proxy statement. The principal business address of Mr. Garbacz is that of the Company. The name, business and address of the other director-Participants' organization of employment are as follows:

                          Name                      Address
                          ----                      -------
                  Sheldon A. Buckler            200 Dudley Road
                                                Newton Centre, MA 02459-2858

                  Charles S. Hoppin             Davis Polk & Wardwell
                                                450 Lexington Avenue
                                                New York, NY  10017

                  John M. Kucharski             38 Decatur Lane
                                                Wayland, MA  01778

                  David C. Miller, Jr.          ParEx, Inc.
                                                1215 19th Street, N.W.
                                                Washington, DC  20036

                  Peter J. Murphy               Parlex Corporation
                                                145 Milk Street
                                                Methuen, MA  01844-4699

                  James F. Orr III              74 Waites Landing
                                                Falmouth, ME  04105


EXECUTIVE OFFICERS AND CERTAIN OTHER EMPLOYEES

   The principal occupation of the Company's executive officers and certain other employees who are deemed participants in the solicitation of proxies are set forth below. Except as otherwise specified below, the principal business address of each of such persons is that of the Company.

  John L. Patenaude      Vice President - Finance and Chief Financial Officer
  Peter C. Anastos       Vice President, General Counsel and Secretary
  Joseph R. Matson       Vice President, Corporate Controller
  John J. Ireland        Vice President, Specialty Coated Products Division
                            59 Daniel Webster Highway, Merrimack, NH 03054
  Donna J. DiGiovine     Vice President, Toner and Developer Products
  Edwin A. Hagstrom      General Manager, Label Products Division
                            3838 South 108th Street, Omaha, NE  68144-4951


INFORMATION REGARDING OWNERSHIP OF THE COMPANY'S SECURITIES BY PARTICIPANTS

   None of the Participants owns any of the Company's securities of record but not beneficially. The number of shares of Common Stock held by directors and the Named Executive Officers is set forth on pages 6 to 7 of this Proxy Statement. The number of shares of Common Stock held by the other Participants is set forth below. The information includes shares that may be acquired through stock options which are exercisable within 60 days of March 3, 2000:

                 Name            Share Ownership
                 ----            ---------------
          Peter C. Anastos          26,000
          Donna J. DiGiovine         7,000
          Edwin A. Hagstrom          7,500


INFORMATION   REGARDING   TRANSACTIONS   IN  THE  COMPANY'S   SECURITIES  BY
PARTICIPANTS

   The following table sets forth purchases and sales of the Company's securities by the Participants listed below during the past two years.

                                                         # of Shares of
                                                        Common Stock
                                      Date            Purchased or (Sold)
                                      ----            -------------------
          Sheldon A. Buckler        4/24/98              967  (1)
                                    4/24/98            1,000  (2)
                                    4/30/99            1,395  (1)
                                    4/30/99            1,000  (2)


                                                         # of Shares of
                                                        Common Stock
                                      Date            Purchased or (Sold)
                                      ----            -------------------

          Gerald G. Garbacz         8/10/98            2,000  (4)
                                    8/12/98            2,000  (4)
                                    8/21/98            2,000  (4)
                                    8/26/98            1,500  (4)
                                    12/15/98          25,000  (5)
                                    2/16/99            5,000  (4)
                                    4/27/99            5,000  (4)
                                    12/17/99          60,000  (2)
                                    2/25/2000          9,000  (5)

          Charles S. Hoppin         4/24/98              967  (1)
                                    4/24/98            1,000  (2)
                                    4/30/99            1,395  (1)
                                    4/30/99            1,000  (2)

          John M. Kucharski         4/24/98              967  (1)
                                    4/24/98            1,000  (2)
                                    4/30/99            1,395  (1)
                                    4/30/99            1,000  (2)

          David C. Miller, Jr.      4/24/98              967  (1)
                                    4/24/98            1,000  (2)
                                    4/30/99            1,395  (1)
                                    4/30/99          (1,395)  (3)
                                    4/30/99            1,000  (2)

          Peter J. Murphy           4/24/98              967  (1)
                                    4/24/98            1,000  (2)
                                    4/30/99            1,395  (1)
                                    4/30/99            1,000  (2)

          James F. Orr III          4/24/98              967  (1)
                                    4/24/98            1,000  (2)
                                    4/30/99            1,395  (1)
                                    4/30/99            1,000  (2)


          John J. Ireland           2/25/98            5,000  (5)
                                    12/15/98          10,000  (5)
                                    12/17/99          25,000  (2)

          John L. Patenaude         12/15/98          10,000  (5)
                                    12/17/99          25,000  (2)


                                                         # of Shares of
                                                        Common Stock
                                      Date            Purchased or (Sold)
                                      ----            -------------------

          Joseph R. Matson          5/7/98             3,000  (6)
                                    5/7/98             3,000  (7)
                                    12/15/98           5,000  (2)
                                    12/17/99          10,000  (2)

          Peter C. Anastos          12/15/98          10,000  (5)
                                    12/17/99          25,000  (2)

          Donna J. DiGiovine        8/26/98            1,500  (5)
                                    12/15/98           2,000  (2)
                                    4/13/99            5,000  (2)
                                    6/30/99            2,500  (2)
                                    12/17/99          15,000  (2)

          Edwin A. Hagstrom         12/15/98           1,000  (2)
                                    6/30/99            4,000  (2)
                                    12/17/99          15,000  (2)
--------------------

(1) Acquisition of Shares via Director Compensation
(2) Stock Option Grant
(3) Gift to Spouse
(4) Open Market Purchase
(5) Performance Restricted Stock Award
(6) Stock Option Exercise
(7) Open Market Sale


MISCELLANEOUS INFORMATION CONCERNING PARTICIPANTS

     Except as described in this Appendix A or in the Proxy Statement, to the knowledge of the Company, none of the Participants nor any of their respective affiliates or associates (together, the "Participant Affiliates"), (i) directly or indirectly beneficially owns any shares of Common Stock of the Company or any securities of any subsidiary of the Company or (ii) has had any relationship with the Company in any capacity other than as a shareholder, employee, officer or director. Furthermore, except as described in this Appendix A or in the Proxy Statement, no Participant or Participant Affiliate is either a party to any transaction or series of transactions since February 1, 2000, or has knowledge of any currently proposed transaction or series of transactions, (i) to which the Company or any of its subsidiaries was or is to be a party, (ii) in which the amount involved exceeds $60,000, and (iii) in which any Participant or Participant Affiliate had, or will have, a direct or indirect material interest.

     Except for the employment agreements described in the Proxy Statement, no Participant or Participant Affiliate has entered into any agreement or understanding with any person respecting any future employment by the Company or its affiliates or any future transactions to which the Company or any of its affiliates will or may be a party. Except as described in this Appendix A or in the Proxy Statement, to the knowledge of the Company, there are no contracts, arrangements or understandings by any Participant or Participant Affiliate within the past year with any person with respect to the Company's Common Stock.




                     [Letterhead of Nashua Corporation]

                               March 20, 2000

              IMPORTANT  ISSUES TO BE VOTED ON AT THIS MEETING

 Dear Nashua Stockholder:

      You are cordially invited to attend the Annual Meeting of Stockholders of Nashua Corporation, to be held at the Crowne Plaza, 2 Somerset Parkway, Nashua, New Hampshire, on Tuesday, April 25, 2000 at 10:00 a.m., local time. I look forward to greeting as many of our stockholders as possible.

      Specific details of the business to be conducted at the Annual Meeting are included in the attached Notice of Annual Meeting and Proxy Statement. We encourage you to read these materials, as well as the enclosed 1999 Annual Report.

      You may receive proxy solicitation materials from a dissident stockholder group, headed by Newcastle Partners' Value Realization Committee, which is seeking to take control of your Company. Specifically, the dissident group has informed the Company that it intends to proceed with a proxy contest in which it is soliciting proxies to vote your shares at the Annual Meeting, in an effort to have its own hand-picked slate of nominees elected to your Company's Board of Directors. Your Board, six of whose seven members are independent directors, believes that the dissident group's proxy solicitation is not in the best interests of the Company and its other stockholders and strongly urges you to REJECT the dissident group's solicitation and NOT sign any of the dissident group's BLUE proxy cards.

      Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. We urge you to sign, date and return the enclosed WHITE proxy card at your earliest convenience. Returning the signed and dated WHITE proxy card will not prevent you from voting in person at the meeting should you later decide to do so.

      If you have any questions, or require assistance in voting your proxy, please call our proxy solicitor, Corporate Investor Communications, Inc., toll-free at (888) 238-1257.

      Thank you for your continued support.

                               Sincerely,

                               /s/ Gerald G. Garbacz

                               Gerald G. Garbacz
                               Chairman, President and
                               Chief Executive Officer





NASHUA CORPORATION

c/o EquiServe
P.O. Box 9398
Boston, MA  02205-9398


Nashua Stockholders:

The Annual Meeting of Stockholders of Nashua Corporation will be held at 10:00 a.m. on Tuesday, April 25, 2000, at the Crowne Plaza, 2 Somerset Parkway, Nashua, New Hampshire.

The Proxies will vote your shares in accordance with your directions on this proxy card. If you sign and return the proxy card and do not indicate your choices, the Proxies will vote your shares in accordance with the directors' recommendations.

Please fill in the boxes to indicate how your shares should be voted, sign and date the proxy card and return it as soon as possible in the enclosed postpaid envelope. If you do not sign and return the proxy card, the Proxies cannot vote your shares at the Annual Meeting.

                                    Peter C. Anastos
                                    Vice President, General
                                    Counsel and Secretary



                                DETACH HERE


|X|  Please mark votes as in this example.

NOTE: Signature should be exactly as name appears on imprint. If stock is registered in the names of two or more persons as joint owners, trustees or otherwise, this proxy should be personally signed by each of them or accompanied by proof of authority of less than all to act. In the case of executors, administrators, trustees, guardians and attorneys, unless the stock is registered in their names, proof of authority should accompany this proxy.

The Board of Directors recommends          The Board of Directors makes no
a vote FOR Proposal 1.                     recommendation with respect to
                                           Proposal 2.

1. Election of Directors.
   Nominees:  Sheldon A. Buckler,
              Gerald G. Garbacz,           2. Approval of Stockholder Proposal
              Charles S. Hoppin,
              John M. Kucharski,              For       Against     Abstain
              David C. Miller, Jr.,
              Peter J. Murphy,                |_|          |_|        |_|
              James F. Orr III

   For All Nominees   Withheld From        The Board of Directors recommends
                      All Nominees         a vote FOR Proposal 3.

       |_|                |_|              3. Ratification of Independent
                                              Accountants
   |_| ___________________________
       For all nominees except as             For        Against     Abstain
          noted above
                                              |_|          |_|        |_|


                           MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT   |_|

                           PLEASE FILL IN DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POST PAID RETURN ENVELOPE.


Signature: ______________ Date: _____     Signature:_____________ Date: _____





                                DETACH HERE



                                   PROXY

                             NASHUA CORPORATION

            PROXY for Annual Meeting of Stockholders - April 25, 2000

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby appoint(s) PETER C. ANASTOS, JOSEPH R. MATSON and JOHN L. PATENAUDE and each of them attorneys or attorney of the undersigned (with full power of substitution in them and in each of them), for and in the name(s) of the undersigned to vote and act at the annual meeting of stockholders of Nashua Corporation, to be held at the Crowne Plaza, 2 Somerset Parkway, Nashua, New Hampshire, on April 25, 2000 at 10:00 a.m., or any adjournment thereof, upon or in respect of all shares of stock of Nashua Corporation upon or in respect of which the undersigned would be entitled to vote or act, and with all the powers the undersigned would possess, if personally present, upon all matters which may properly come before said meeting, as described in the Proxy Statement and Notice dated March 20, 2000, receipt of which is hereby acknowledged.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1, FOR THE RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT ACCOUNTANTS IN PROPOSAL 3 AND WILL ABSTAIN FROM VOTING ON PROPOSAL 2 AS MORE SPECIFICALLY SET FORTH IN THE PROXY STATEMENT; IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES NAMED IN PROPOSAL 1, A VOTE FOR THE RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT ACCOUNTANTS IN PROPOSAL 3 AND MAKES NO RECOMMENDATION WITH RESPECT TO PROPOSAL 2.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.


SEE REVERSE     CONTINUED AND TO BE SIGNED ON REVERSE SIDE       SEE REVERSE
   SIDE                                                                SIDE